Exhibit 99.1

MongoDB, Inc. Announces Fourth Quarter and Full Year Fiscal 2021 Financial Results
Fourth Quarter Fiscal 2021 Total Revenue of $171.0 million, up 38% Year-over-Year
Full Year Fiscal 2021 Total Revenue of $590.4 million, up 40% Year-over-Year
MongoDB Atlas Revenue 49% of Total Q4 Revenue, up 66% Year-over-Year
New York City, New York - March 9, 2021 - MongoDB, Inc. (NASDAQ: MDB), the leading, modern general purpose database platform, today announced its financial results for the fourth quarter and fiscal year ended January 31, 2021.
“MongoDB’s fourth quarter performance was a strong finish to an incredibly successful year. Our performance in fiscal 2021 demonstrated the increasingly strategic role MongoDB’s modern application data platform plays in enabling customers to use software and data to derive a competitive advantage,” said Dev Ittycheria, President and Chief Executive Officer of MongoDB.

“As we look ahead to fiscal 2022, MongoDB is in an excellent position to benefit from the shift to the cloud and the need to build smarter and more powerful applications that transform a company’s business. We are confident in our ability to keep delivering strong growth at scale and will continue to invest in our platform to ensure we fully capitalize on our large market opportunity over the long-term.”

Fourth Quarter Fiscal 2021 Financial Highlights
•Revenue: Total revenue was $171.0 million in the fourth quarter fiscal 2021, an increase of 38% year-over-year. Subscription revenue was $163.9 million, an increase of 39% year-over-year, and services revenue was $7.1 million, an increase of 24% year-over-year.
•Gross Profit: Gross profit was $120.0 million in the fourth quarter fiscal 2021, representing a 70% gross margin, compared to 72% in the year-ago period. Non-GAAP gross profit was $123.3 million, representing a 72% non-GAAP gross margin.
•Loss from Operations: Loss from operations was $59.4 million in the fourth quarter fiscal 2021, compared to $40.9 million in the year-ago period. Non-GAAP loss from operations was $16.0 million, compared to $12.0 million in the year-ago period.
•Net Loss: Net loss was $75.8 million, or $1.25 per share, based on 60.5 million weighted-average shares outstanding in the fourth quarter fiscal 2021. This compares to $62.6 million, or $1.10 per share, based on 56.9 million weighted-average shares outstanding, in the year-ago period. Non-GAAP net loss was $19.9 million or $0.33 per share. This compares to $14.5 million or $0.25 per share in the year-ago period.
•Cash Flow: As of January 31, 2021, MongoDB had $958.3 million in cash, cash equivalents, short-term investments and restricted cash. During the three months ended January 31, 2021, MongoDB used $18.6 million of cash from operations, $0.8 million in capital expenditures and $1.2 million in principal repayments of finance leases, leading to negative free cash flow of $20.7 million, compared to negative free cash flow of $10.9 million in the year-ago period.
Full Year Fiscal 2021 Financial Highlights
•Revenue: Total revenue was $590.4 million for the full year fiscal 2021, an increase of 40% year-over-year. Subscription revenue was $565.3 million, an increase of 41% year-over-year, and services revenue was $25.0 million, an increase of 14% year-over-year.
•Gross Profit: Gross profit was $413.3 million for the full year fiscal 2021, representing a 70% gross margin compared to 70% the prior year. Non-GAAP gross profit was $427.2 million, representing a 72% non-GAAP gross margin.

•Loss from Operations: Loss from operations was $209.3 million for the full year fiscal 2021, compared to $147.9 million in the prior year. Non-GAAP loss from operations was $49.6 million, compared to $53.7 million in the prior year.
•Net Loss: Net loss was $266.9 million, or $4.53 per share, based on 59.0 million weighted-average shares outstanding, for the full year fiscal 2021. This compares to $175.5 million, or $3.14 per share, based on 55.9 million weighted-average shares outstanding, in the prior year. Non-GAAP net loss was $58.1 million or $0.99 per share. This compares to $55.9 million or $1.00 per share in the prior year.
•Cash Flow: During the year ended January 31, 2021, MongoDB used $42.7 million of cash in operations and $11.8 million in capital expenditures and $4.6 million in principal repayments of finance leases, leading to negative free cash flow of $59.1 million, compared to negative free cash flow of $35.0 million in the prior year.
A reconciliation of each Non-GAAP measure to the most directly comparable GAAP measure has been provided in the financial statement tables included at the end of this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”
Fourth Quarter Fiscal 2021 and Recent Business Highlights
•Announced the general availability of MongoDB Realm Sync, a fully managed service that synchronizes data between the Realm mobile database and MongoDB Atlas. This new solution addresses the unique technical challenges of mobile and offline-first development, saving developer’s time by reducing the amount of code they need to write and the complexity of their application architecture.
•Launched a global partnership with Tencent Cloud, allowing customers to consume MongoDB-as-a-Service across Tencent's global cloud infrastructure and securely build, deploy and scale powerful applications. With this partnership, the two largest cloud providers in China now provide authorized MongoDB managed service offerings, demonstrating the popularity of MongoDB in one of the largest markets in the world.
•Expanded the Google Cloud partnership with deeper technical integrations and joint-customer programs to make MongoDB Atlas easier to consume through the Google Cloud Marketplace. Since the inception of the partnership, we’ve seen a dramatic increase in new business as customers have selected MongoDB Atlas as a superior alternative to relational database solutions.
Business Outlook
Based on information as of today, March 9, 2021, MongoDB is issuing the following financial guidance for the first quarter and full year fiscal 2022.

	First Quarter Fiscal 2022	Full Year Fiscal 2022
Revenue	$167.0 million to $170.0 million	$745.0 million to $765.0 million
Non-GAAP Loss from Operations	($21.0) million to ($19.0) million	($84.0) million to ($74.0) million
Non-GAAP Net Loss per Share	($0.39) to ($0.36)	($1.55) to ($1.39)

The guidance provided above is forward-looking in nature. Actual results may differ materially. See the cautionary note regarding “Forward-Looking Statements” below. Fluctuations in MongoDB’s operating results may be particularly pronounced in the current economic environment due to the uncertainty caused by, and the unprecedented nature of, the ongoing COVID-19 pandemic, the severity, duration, and ultimate impact of which is difficult to predict at this time. The situation regarding COVID-19 remains uncertain and could change rapidly, and MongoDB will continue to evaluate its potential impact on its business.

Reconciliation of non-GAAP loss from operations and non-GAAP net loss per share guidance to the most directly comparable GAAP measures is not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity and low visibility with respect to the charges excluded from these non-GAAP measures; in particular, the measures and effects of stock-based compensation expense specific to equity compensation awards that are directly impacted by unpredictable fluctuations in our stock price. We expect the variability of the above charges to have a significant, and potentially unpredictable, impact on our future GAAP financial results.

Conference Call Information
MongoDB will host a conference call today, March 9, 2021, at 5:00 p.m. (Eastern Time) to discuss its financial results and business outlook. A live webcast of the call will be available on the “Investor Relations” page of MongoDB’s website at https://investors.mongodb.com. To access the call by phone, dial 844-808-6880 (domestic) or 412-317-5284 (international). A replay of this conference call will be available for a limited time at 877-344-7529 (domestic) or 412-317-0088 (international). The replay conference ID is 10152616. A replay of the webcast will also be available for a limited time at https://investors.mongodb.com.

About MongoDB
MongoDB is the leading modern, general purpose database platform, designed to unleash the power of software and data for developers and the applications they build. Headquartered in New York, MongoDB has more than 24,800 customers in over 100 countries. The MongoDB database platform has been downloaded over 155 million times and there have been more than one million MongoDB University registrations.
Forward-Looking Statements
This press release includes certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements concerning our financial guidance for the first fiscal quarter and full year fiscal 2022; the anticipated impact of the COVID-19 pandemic on our business and future operating results; and the potential benefits of our product platform. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts and statements identified by words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “will,” “would” or the negative or plural of these words or similar expressions or variations. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and are subject to a variety of assumptions, uncertainties, risks and factors that are beyond our control including, without limitation: the impact that the precautions we have taken in our business relative to the ongoing COVID-19 pandemic may have on our business; the financial impacts of the COVID-19 pandemic on our customers, our potential customers, the global financial markets and our business and future operating results; our potential failure to meet publicly announced guidance or other expectations about our business and future operating results; our limited operating history; our history of losses; failure of our database platform to satisfy customer demands; the effects of increased competition; our investments in new products and our ability to introduce new features, services or enhancements; our ability to effectively expand our sales and marketing organization; our ability to continue to build and maintain credibility with the developer community; our ability to add new customers or increase sales to our existing customers; our ability to maintain, protect, enforce and enhance our intellectual property; the growth and expansion of the market for database products and our ability to penetrate that market; our ability to integrate acquired businesses and technologies successfully or achieve the expected benefits of such acquisitions; our ability to maintain the security of our software and adequately address privacy concerns; our ability to manage our growth effectively and successfully recruit and retain additional highly-qualified personnel; and the price volatility of our common stock. These and other risks and uncertainties are more fully described in our filings with the Securities and Exchange Commission (“SEC”), including under the caption “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended October 31, 2020 filed with the SEC on

December 9, 2020. Additional information will be made available in our Annual Report on Form 10-K for the year ended January 31, 2021 and other filings and reports that we may file from time to time with the SEC. Except as required by law, we undertake no duty or obligation to update any forward-looking statements contained in this release as a result of new information, future events, changes in expectations or otherwise.

Non-GAAP Financial Measures
This press release includes the following financial measures defined as non-GAAP financial measures by the SEC: non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP loss from operations, non-GAAP net loss, non-GAAP net loss per share and free cash flow. Non-GAAP gross profit and non-GAAP gross margin exclude stock-based compensation expense. Non-GAAP operating expenses, non-GAAP loss from operations, non-GAAP net loss and non-GAAP net loss per share exclude:
•stock-based compensation expense;
•amortization of intangible assets for the acquired technology and acquired customer relationships associated with the prior acquisitions of Realm, mLab and WiredTiger;
•amortization of time-based founder payments associated with the mLab purchase that was deemed to be compensation expense for GAAP purposes;
•acquisition costs associated with the purchase of Realm in fiscal 2020; and
•in the case of non-GAAP net loss, non-cash interest expense related to our convertible senior notes, a non-recurring loss from the early extinguishment of debt related to the partial repurchase in fiscal 2020 of our 0.75% convertible senior notes due 2024 and a non-recurring income tax benefit associated with the acquisition of Realm intangible assets in fiscal 2020.
Free cash flow represents net cash used in operating activities less capital expenditures, principal repayments of finance lease liabilities and capitalized software development costs, if any. MongoDB uses free cash flow to understand and evaluate its liquidity and to generate future operating plans. The exclusion of capital expenditures, principal repayments of finance lease liabilities and amounts capitalized for software development facilitates comparisons of MongoDB’s liquidity on a period-to-period basis and excludes items that it does not consider to be indicative of its liquidity. MongoDB believes that free cash flow is a measure of liquidity that provides useful information to investors in understanding and evaluating the strength of its liquidity and future ability to generate cash that can be used for strategic opportunities or investing in its business in the same manner as MongoDB’s management and board of directors.
Non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. In particular, other companies may report non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP loss from operations, non-GAAP net loss, non-GAAP net loss per share, free cash flow or similarly titled measures but calculate them differently, which reduces their usefulness as comparative measures. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures, as presented below. This earnings press release and any future releases containing such non-GAAP reconciliations can also be found on the Investor Relations page of MongoDB’s website at https://investors.mongodb.com.
Investor Relations
Brian Denyeau
ICR for MongoDB
646-277-1251
ir@mongodb.com

Media Relations
Ben Wolfson/Tom McMahon
MongoDB
communications@mongodb.com

MONGODB, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)
(unaudited)

	As of January 31,
	2021	2020
Assets
Current assets:
Cash and cash equivalents	$429,697	$706,192
Short-term investments	528,045	280,326
Accounts receivable, net of allowance for doubtful accounts of $6,024 and $2,515 as of January 31, 2021 and 2020, respectively	135,176	85,554
Deferred commissions	36,619	24,219
Prepaid expenses and other current assets	12,350	16,905
Total current assets	1,141,887	1,113,196
Property and equipment, net	62,364	58,316
Operating lease right-of-use assets	34,587	11,147
Goodwill	55,830	55,830
Acquired intangible assets, net	26,275	34,779
Deferred tax assets	997	615
Other assets	85,555	54,684
Total assets	$1,407,495	$1,328,567
Liabilities and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable	$4,144	$2,849
Accrued compensation and benefits	70,210	41,427
Operating lease liabilities	2,343	3,750
Other accrued liabilities	56,440	26,860
Deferred revenue	221,404	167,498
Total current liabilities	354,541	242,384
Deferred tax liability, non-current	773	821
Operating lease liabilities, non-current	39,095	8,113
Deferred revenue, non-current	16,547	23,281
Convertible senior notes, net	937,729	911,075
Other liabilities, non-current	59,129	60,035
Total liabilities	1,407,814	1,245,709
Temporary equity, convertible senior notes	4,714	—
Stockholders’ equity (deficit):
Class A common stock, par value of $0.001 per share; 1,000,000,000 shares authorized as of January 31, 2021 and 2020; 60,997,822 shares issued and 60,898,451 shares outstanding as of January 31, 2021 and 48,512,090 shares issued and outstanding as of January 31, 2020	61	48
Class B common stock, par value of $0.001 per share; no shares and 100,000,000 shares authorized as of January 31, 2021 and 2020, respectively; no shares issued and outstanding as of January 31, 2021; 8,969,824 shares issued and 8,870,453 shares outstanding as of January 31, 2020	—	9
Additional paid-in capital	932,332	752,127
Treasury stock, 99,371 shares (repurchased at an average of $13.27 per share) as of January 31, 2021 and 2020	(1,319)	(1,319)
Accumulated other comprehensive income (loss)	(704)	225
Accumulated deficit	(935,403)	(668,232)
Total stockholders’ equity (deficit)	(5,033)	82,858
Total liabilities, temporary equity and stockholders’ equity (deficit)	$1,407,495	$1,328,567

MONGODB, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended January 31,		Year Ended January 31,
	2021	2020	2021	2020
Revenue:
Subscription	$163,946	$117,849	$565,349	$399,826
Services	7,053	5,674	25,031	21,894
Total revenue	170,999	123,523	590,380	421,720
Cost of revenue:
Subscription(1)	42,040	28,226	145,280	101,691
Services(1)	8,945	6,565	31,796	23,665
Total cost of revenue	50,985	34,791	177,076	125,356
Gross profit	120,014	88,732	413,304	296,364
Operating expenses:
Sales and marketing(1)	97,683	67,234	325,100	223,893
Research and development(1)	55,911	41,638	205,161	149,033
General and administrative(1)	25,813	20,763	92,347	71,304
Total operating expenses	179,407	129,635	622,608	444,230
Loss from operations	(59,393)	(40,903)	(209,304)	(147,866)
Other expense, net	(14,299)	(19,396)	(53,389)	(28,312)
Loss before provision for income taxes	(73,692)	(60,299)	(262,693)	(176,178)
Provision for (benefit from) income taxes	2,109	2,264	4,251	(656)
Net loss	$(75,801)	$(62,563)	$(266,944)	$(175,522)
Net loss per share, basic and diluted	$(1.25)	$(1.10)	$(4.53)	$(3.14)
Weighted-average shares used to compute net loss per share, basic and diluted	60,497,810	56,943,622	58,984,604	55,939,032

(1) Includes stock-based compensation expense as follows:
	Three Months Ended January 31,		Year Ended January 31,
	2021	2020	2021	2020
Cost of revenue—subscription	$2,462	$1,520	$8,970	$4,996
Cost of revenue—services	811	940	4,953	3,047
Sales and marketing	15,878	8,912	54,632	26,640
Research and development	16,196	9,173	57,611	26,686
General and administrative	5,922	4,193	23,147	14,407
Total stock‑based compensation expense	$41,269	$24,738	$149,313	$75,776

MONGODB, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended January 31,		Year Ended January 31,
	2021	2020	2021	2020
Cash flows from operating activities
Net loss	$(75,801)	$(62,563)	$(266,944)	$(175,522)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	4,662	2,959	14,177	12,783
Stock-based compensation	41,269	24,738	149,313	75,776
Amortization of debt discount and issuance costs	12,543	5,014	49,120	14,847
Amortization of finance right-of-use assets	994	994	3,975	3,976
Amortization of operating right-of-use assets	1,633	960	6,380	3,015
Non-cash interest on office financing lease	—	—	—	1,823
Deferred income taxes	(276)	1,249	(364)	(3,292)
Accretion of discount on short-term investments	1,077	(441)	1,460	(4,060)
Loss on early extinguishment of debt	—	14,522	—	14,522
Unrealized foreign exchange (gain) loss	586	—	(1,329)	—
Change in operating assets and liabilities:
Accounts receivable	(43,476)	(17,815)	(47,633)	(12,692)
Prepaid expenses and other current assets	4,577	(3,983)	4,824	(3,794)
Deferred commissions	(24,462)	(16,157)	(41,623)	(28,362)
Other long-term assets	(977)	95	(1,094)	(53)
Accounts payable	473	665	1,216	513
Accrued liabilities	15,226	4,263	34,859	20,439
Operating lease liabilities	(1,277)	(1,312)	(4,014)	(3,291)
Deferred revenue	42,474	38,156	48,239	53,054
Other liabilities, non-current	2,110	38	6,765	778
Net cash used in operating activities	(18,645)	(8,618)	(42,673)	(29,540)
Cash flows from investing activities
Purchases of property and equipment	(831)	(1,214)	(11,773)	(3,564)
Acquisitions, net of cash acquired	—	—	—	(38,629)
Investment in non-marketable securities	—	—	(500)	—
Proceeds from maturities of marketable securities	200,000	60,000	740,000	470,000
Purchases of marketable securities	(177,809)	(65,922)	(990,383)	(429,452)
Net cash provided by (used in) investing activities	21,360	(7,136)	(262,656)	(1,645)
Cash flows from financing activities
Payments of issuance costs for convertible senior notes	—	—	(4,154)	—
Proceeds from exercise of stock options, including early exercised stock options	3,202	3,492	17,000	16,775
Proceeds from the issuance of common stock under the Employee Stock Purchase Plan	9,560	7,026	18,523	13,420
Repurchase of early exercised stock options	—	(8)	(11)	(43)
Principal repayments of finance leases	(1,183)	(1,117)	(4,633)	(1,915)
Proceeds from borrowings on convertible senior notes, net of issuance costs	—	1,132,991	—	1,132,991
Payments for 2024 Notes Partial Repurchase	—	(479,070)	—	(479,070)
Payment for purchase of capped calls	—	(92,920)	—	(92,920)
Proceeds from tenant improvement allowance on build-to-suit lease	—	—	856	—
Net cash provided by financing activities	11,579	570,394	27,581	589,238
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	646	244	1,264	306
Net increase (decrease) in cash, cash equivalents, and restricted cash	14,940	554,884	(276,484)	558,359
Cash, cash equivalents, and restricted cash, beginning of period	415,282	151,822	706,706	148,347
Cash, cash equivalents, and restricted cash, end of period	$430,222	$706,706	$430,222	$706,706

MONGODB, INC.
RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended January 31,		Year Ended January 31,
	2021	2020	2021	2020
Reconciliation of GAAP gross profit to non-GAAP gross profit:
Gross profit on a GAAP basis	$120,014	$88,732	$413,304	$296,364
Gross margin (Gross profit/Total revenue) on a GAAP basis	70%	72%	70%	70%
Add back:
Stock-based compensation expense: Cost of Revenue—Subscription	2,462	1,520	8,970	4,996
Stock-based compensation expense: Cost of Revenue—Services	811	940	4,953	3,047
Non-GAAP gross profit	$123,287	$91,192	$427,227	$304,407
Non-GAAP gross margin (Non-GAAP gross profit/Total revenue)	72%	74%	72%	72%

Reconciliation of GAAP operating expenses to non-GAAP operating expenses:
Sales and marketing operating expense on a GAAP basis	$97,683	$67,234	$325,100	$223,893
Less:
Stock-based compensation expense	15,878	8,912	54,632	26,640
Amortization of intangible assets associated with acquisitions	760	766	3,044	2,978
Non-GAAP sales and marketing operating expense	$81,045	$57,556	$267,424	$194,275

Research and development operating expense on a GAAP basis	$55,911	$41,638	$205,161	$149,033
Less:
Stock-based compensation expense	16,196	9,173	57,611	26,686
Amortization of intangible assets and time-based founder payments associated with acquisitions	1,365	3,350	7,366	14,763
Non-GAAP research and development operating expense	$38,350	$29,115	$140,184	$107,584

General and administrative operating expense on a GAAP basis	$25,813	$20,763	$92,347	$71,304
Less:
Stock-based compensation expense	5,922	4,193	23,147	14,407
Acquisition costs	—	—	—	641
Non-GAAP general and administrative operating expense	$19,891	$16,570	$69,200	$56,256

Reconciliation of GAAP loss from operations to non-GAAP loss from operations:
Loss from operations on a GAAP basis	$(59,393)	$(40,903)	$(209,304)	$(147,866)
Add back:
Stock-based compensation expense	41,269	24,738	149,313	75,776
Amortization of intangible assets and time-based founder payments associated with acquisitions	2,125	4,116	10,410	17,741
Acquisition costs	—	—	—	641
Non-GAAP loss from operations	$(15,999)	$(12,049)	$(49,581)	$(53,708)

Reconciliation of GAAP net loss to non-GAAP net loss:
Net loss on a GAAP basis	$(75,801)	$(62,563)	$(266,944)	$(175,522)

	Three Months Ended January 31,		Year Ended January 31,
	2021	2020	2021	2020
Add back:
Stock-based compensation expense	41,269	24,738	149,313	75,776
Amortization of intangible assets and time-based founder payments associated with acquisitions	2,125	4,116	10,410	17,741
Acquisition costs	—	—	—	641
Non-cash interest expense related to convertible senior notes	12,543	5,014	49,120	14,847
Non-recurring loss from the early extinguishment of debt	—	14,522	—	14,522
Non-recurring income tax benefit associated with the acquisition of intangible assets	—	(346)	—	(3,882)
Non-GAAP net loss	$(19,864)	$(14,519)	$(58,101)	$(55,877)

Reconciliation of GAAP net loss per share, basic and diluted, to non-GAAP net loss per share, basic and diluted:
Net loss per share, basic and diluted, on a GAAP basis	$(1.25)	$(1.10)	$(4.53)	$(3.14)
Add back:
Stock-based compensation expense	0.68	0.43	2.53	1.35
Amortization of intangible assets and time-based founder payments associated with acquisitions	0.03	0.07	0.18	0.32
Acquisition costs	—	—	—	0.01
Non-cash interest expense related to convertible senior notes	0.21	0.09	0.83	0.27
Non-recurring loss from the early extinguishment of debt	—	0.26	—	0.26
Non-recurring income tax benefit associated with the acquisition of intangible assets	—	—	—	(0.07)
Non-GAAP net loss per share, basic and diluted	$(0.33)	$(0.25)	$(0.99)	$(1.00)
The following table presents a reconciliation of free cash flow to net cash used in operating activities, the most directly comparable GAAP measure, for each of the periods indicated (unaudited, in thousands):

	Three Months Ended January 31,		Year Ended January 31,
	2021	2020	2021	2020
Net cash used in operating activities	$(18,645)	$(8,618)	$(42,673)	$(29,540)
Capital expenditures	(831)	(1,214)	(11,773)	(3,564)
Principal repayments of finance leases	(1,183)	(1,117)	(4,633)	(1,915)
Capitalized software	—	—	—	—
Free cash flow	$(20,659)	$(10,949)	$(59,079)	$(35,019)

MONGODB, INC.
CUSTOMER COUNT METRICS
The following table presents certain customer count information as of the periods indicated:

	1/31/2019	4/30/2019	7/31/2019	10/31/2019	1/31/2020	4/30/2020	7/31/2020	10/31/2020	1/31/2021
Total Customers	13,400+	14,200+	15,000+	15,900+	17,000+	18,400+	20,200+	22,600+	24,800+
Direct Sales Customers(a)	1,750+	1,800+	1,850+	1,900+	2,000+	2,200+	2,500+	2,800+	3,000+
MongoDB Atlas Customers	11,400+	12,300+	13,200+	14,200+	15,400+	16,800+	18,800+	21,100+	23,300+
Customers over $100K(b)	557	598	622	688	751	780	819	898	975
(a) Direct Sales Customers are customers that were sold through our direct sales force and channel partners.
(b) Represents the number of customers with $100,000 or greater in annualized recurring revenue (“ARR”) and annualized monthly recurring revenue (“MRR”). ARR includes the revenue we expect to receive from our customers over the following 12 months based on contractual commitments and, in the case of Direct Sales Customers of MongoDB Atlas, by annualizing the prior 90 days of their actual consumption of MongoDB Atlas, assuming no increases or reductions in their subscriptions or usage. For all other customers of our self-serve products, we calculate annualized MRR by annualizing the prior 30 days of their actual consumption of such products, assuming no increases or reductions in usage. ARR and annualized MRR exclude professional services. Prior to January 31, 2020, ARR from Direct Sales Customers of MongoDB Atlas was based on their contractual commitments instead of their actual consumption. We believe that our new consumption-based ARR calculation better reflects current customer behavior. The impact of this change on prior reported periods is immaterial.

MONGODB, INC.
SUPPLEMENTAL REVENUE INFORMATION
The following table presents certain supplemental revenue information as of the periods indicated:

	1/31/2019	4/30/2019	7/31/2019	10/31/2019	1/31/2020	4/30/2020	7/31/2020	10/31/2020	1/31/2021
MongoDB Enterprise Advanced: % of Subscription Revenue	53%	54%	52%	46%	48%	49%	45%	43%	41%
Direct Sales Customers(a) Revenue: % of Subscription Revenue	77%	77%	78%	78%	79%	79%	81%	82%	83%
(a) Direct Sales Customers are customers that were sold through our direct sales force and channel partners.